Filed Pursuant to Rule 424(b)(2)

File No. 333-221324

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series S, Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022	$542,000	$65.69

(1)	The total filing fee of $65.69 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 208 dated January 31, 2019 (To Market Measure Supplement dated May 18, 2018, Prospectus Supplement dated January 24, 2018 and Prospectus dated April 27, 2018)
Wells Fargo & Company Medium-Term Notes, Series S Equity Index Linked Securities
Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022
■	Linked to the S&P 500® Index
■	Unlike ordinary debt securities, the securities do not pay interest and do not provide for the full repayment of principal at maturity. Instead, the securities provide for a minimum payment at maturity equal to only 95% of the original offering price and offer the potential for a positive return at maturity depending on the performance of the Index from its starting level to its ending level. The maturity payment amount will reflect the following terms:
■ If the level of the Index increases, you will receive the original offering price plus 100% participation in the upside performance of the Index, subject to a maximum return at maturity of 27.00% of the original offering price. As a result of the maximum return, the maximum maturity payment amount will be $1,270.00.
■ If the level of the Index decreases, you will have 1-to-1 downside exposure to the first 5% decline in the level of the Index from the starting level and you may lose up to 5% of the original offering price of your securities
■	Investors may lose up to 5% of the original offering price
■	All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue any securities included in the Index for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this pricing supplement, the estimated value of the securities is $983.44 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-10.

The securities are unsecured obligations of Wells Fargo & Company, and all payments on the securities are subject to the credit risk of Wells Fargo & Company. If Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$10.00	$990.00
Total	$542,000.00	$5,420.00	$536,580.00

(1)  Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

Terms of the Securities

Issuer:	Wells Fargo & Company (“Wells Fargo”).
Market Measure:	S&P 500® Index (the “Index”).
Pricing Date:	January 31, 2019.
Issue Date:	February 5, 2019. (T+3)
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Maturity Payment Amount:	On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

• if the ending level is greater than the starting level: $1,000 plus the lesser of:

	(i)			$1,000 ×	ending level – starting level	× participation rate	; and
starting level

(ii) the maximum return;
• if the ending level is less than the starting level: the greater of:

		$1,000	-	$1,000 ×	starting level – ending level
	(i)				starting level	; and

(ii) the minimum payment at maturity.
If the ending level is less than the starting level, you will have 1-to-1 downside exposure to the first 5% decline in the level of the Index from the starting level and you may lose up to 5% of the original offering price of your securities at maturity.
All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.
Minimum Payment at Maturity:	$950.00 per security (95% of the original offering price).
Maximum Return:	The “maximum return” is 27.00% of the original offering price per security ($270.00 per security). As a result of the maximum return, the maximum maturity payment amount will be $1,270.00 per security.
Participation Rate:	100%.
Stated Maturity Date:	February 3, 2022. If the calculation day is postponed, the stated maturity date will be the later of (i) February 3, 2022 and (ii) three business days after the calculation day as postponed. See “—Calculation Day” and “Additional Terms of the Securities—Market Disruption Events” for information about the circumstances that may result in a postponement of the calculation day. If the stated maturity date is not a business day, the payment required to be made on the securities on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to redemption by Wells Fargo or repayment at the option of any holder of the securities prior to the stated maturity date.
Starting Level:	2704.10, the closing level of the Index on the pricing date.

PRS-2

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

Closing Level:	The “closing level” of the Index on any trading day means the official closing level of the Index reported by the index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “Additional Terms of the Securities—Market Disruption Events,” “—Adjustments to the Index” and “—Discontinuance of the Index.”
Ending Level:	The “ending level” will be the closing level of the Index on the calculation day.
Calculation Day:	January 31, 2022. If such day is not a trading day, the calculation day will be postponed to the next succeeding trading day. The calculation day is also subject to postponement due to the occurrence of a market disruption event. See “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	Wells Fargo Securities, LLC
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”
Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $10.00 per security. In addition, in respect of certain securities sold in this offering, the agent may pay a fee of up to $10.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. Such fee will be paid from the discount received by the agent.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001BBT0

PRS-3

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the market measure supplement dated May 18, 2018, the prospectus supplement dated January 24, 2018 and the prospectus dated April 27, 2018 for additional information about the securities. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 3, 2017, or to any sections therein, should refer instead to the accompanying prospectus dated April 27, 2018 or to the corresponding sections of such prospectus, as applicable. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Market Measure Supplement dated May 18, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518167616/d593569d424b2.htm

•	Prospectus Supplement dated January 24, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518018256/d466041d424b2.htm

•	Prospectus dated April 27, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518136909/d557983d424b2.htm

PRS-4

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

Estimated Value of the Securities

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

PRS-5

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-6

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

Investor Considerations

We have designed the securities for investors who:

■	seek 100% exposure to the upside performance of the Index if the ending level is greater than the starting level, subject to the maximum return at maturity of 27.00% of the original offering price;
■	desire to limit downside exposure to the Index since the securities provide for a minimum payment at maturity equal to 95% of the original offering price;
■	understand that if the ending level is less than the starting level, they will have 1-to-1 downside exposure to the first 5% decline in the level of the Index from the starting level and may lose up to 5% of the original offering price per security at maturity;
■	are willing to forgo interest payments on the securities and dividends on the securities included in the Index; and
■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
■	are unwilling to accept the risk that the ending level may decrease from the starting level, and that they may lose up to 5% of the original offering price per security at maturity;
■	seek uncapped exposure to the upside performance of the Index;
■	seek full return of the original offering price of the securities at stated maturity;
■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;
■	seek current income;
■	are unwilling to accept the risk of exposure to the large capitalization segment of the United States equity market;
■	seek exposure to the Index but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;
■	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Index generally, or to the exposure to the Index that the securities provide specifically; or
■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-7

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

PRS-8

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

Hypothetical Payout Profile

The following profile is based on a maximum return of 27.00% or $270.00 per security, a participation rate of 100% and a minimum payment at maturity equal to $950.00 per security. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level and whether you hold your securities to maturity.

PRS-9

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

You May Not Receive Any Positive Return On The Securities And You May Lose Up To 5% Of The Original Offering Price Of Your Securities At Maturity.

You will receive a positive return on the securities only if the ending level is greater than the starting level. Because the level of the Index will be subject to market fluctuations, the ending level may be less than the starting level. If the ending level is less than the starting level, you will have 1-to-1 downside exposure to the first 5% decline in the level of the Index from the starting level and may lose up to 5% of the original offering price of your securities at maturity. As a result, you may receive less than the original offering price per security at maturity even if the level of the Index is greater than or equal to the starting level at certain times during the term of the securities.

Even if the ending level is greater than the starting level, the amount you receive at stated maturity may only be slightly greater than the original offering price, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating with the same stated maturity date.

Your Return Will Be Limited To The Maximum Return And May Be Lower Than The Return On A Direct Investment In The Index.

The opportunity to participate in the possible increases in the level of the Index through an investment in the securities will be limited because any positive return on the securities will not exceed the maximum return. Furthermore, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the maximum return is reached.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in the Index for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

Holders Of The Securities Have Limited Rights Of Acceleration.

Payment of principal on the securities may be accelerated only in the case of payment defaults that continue for a period of 30 days or certain events of bankruptcy or insolvency, whether voluntary or involuntary. If you purchase the securities, you will have no right to accelerate the payment of principal on the securities if we fail in the performance of any of our obligations under the securities, other than the obligations to pay principal and interest on the securities. See “Description of Notes—Events of Default and Covenant Breaches” in the accompanying prospectus supplement.

Holders Of The Securities Could Be At Greater Risk For Being Structurally Subordinated If We Convey, Transfer Or Lease All Or Substantially All Of Our Assets To One Or More Of Our Subsidiaries.

Under the indenture, we may convey, transfer or lease all or substantially all of our assets to one or more of our subsidiaries. In that event, third-party creditors of our subsidiaries would have additional assets from which to recover on their claims while holders of the securities would be structurally subordinated to creditors of our subsidiaries with respect to such assets. See “Description of Notes—Consolidation, Merger or Sale” in the accompanying prospectus supplement.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate

PRS-10

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Estimated Value of the Securities—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Estimated Value of the Securities—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current level of the Index, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

●	Index Performance. The value of the securities prior to maturity will depend substantially on the then-current level of the Index. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the level of the Index at such time is less than, equal to or not sufficiently above the starting level.
●	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.
●	Volatility Of The Index. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Index changes.
●	Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current level of the Index. This difference will most likely reflect a discount due to expectations and uncertainty concerning the level of the Index during the period of time still remaining to the stated maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that would be payable at maturity based on the then-current level of the Index.
●	Dividend Yields On Securities Included In The Index. The value of the securities may be affected by the dividend yields on securities included in the Index.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the level of the Index. Because numerous factors are expected to affect the value of the securities, changes in the

PRS-11

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

level of the Index may not result in a comparable change in the value of the securities. We anticipate that the value of the securities will always be at a discount to the original offering price plus the maximum return.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Index.

Your return on the securities will not reflect the return you would realize if you actually owned the securities included in the Index and received the dividends and other payments paid on those securities. This is in part because the maturity payment amount will be determined by reference to the ending level of the Index, which will be calculated by reference to the prices of the securities in the Index without taking into consideration the value of dividends and other payments paid on those securities. In addition, the maturity payment amount will not be greater than the original offering price plus the maximum return.

Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.

The trading prices of the securities included in the Index will determine the maturity payment amount payable to you at maturity. As a result, it is impossible to predict whether the closing level of the Index will fall or rise compared to its starting level. Trading prices of the securities included in the Index will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of those securities themselves. Accordingly, any historical levels of the Index do not provide an indication of the future performance of the Index.

Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Maturity Payment Amount You Will Receive At Maturity.

The policies of the index sponsor concerning the calculation of the Index and the addition, deletion or substitution of securities comprising the Index and the manner in which the index sponsor takes account of certain changes affecting such securities may affect the level of the Index and, therefore, may affect the value of the securities and the maturity payment amount payable at maturity. The index sponsor may discontinue or suspend calculation or dissemination of the Index or materially alter the methodology by which it calculates the Index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.

Actions by any company whose securities are included in the Index may have an adverse effect on the price of its security, the ending level and the value of the securities. We are currently one of the companies included in the Index, but we are not affiliated with any of the other companies included in the Index. These unaffiliated companies included in the Index will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with the index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the Index. We have derived the information about the index sponsor and the Index contained in this pricing supplement and the accompanying market measure supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the Index and the index sponsor. The index sponsor is not involved in the offering of the securities made hereby in any way and has no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the calculation day as postponed.

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Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

●	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the ending level of the Index and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred on the scheduled calculation day, which may result in postponement of the calculation day; determining the ending level of the Index if the calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; if the Index is discontinued, selecting a successor equity index or, if no successor equity index is available, determining the ending level of the Index; and determining whether to adjust the ending level of the Index on the calculation day in the event of certain changes in or modifications to the Index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.
●	The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.
●	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the level of the Index. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Index or the companies whose securities are included in the Index. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Index or the companies whose securities are included in the Index could adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Index from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Index or the companies whose securities are included in the Index published on or prior to the pricing date could result in an increase in the level of the Index on the pricing date, which would adversely affect investors in the securities by increasing the level at which the Index must close on the calculation day in order for investors in the securities to receive a favorable return.
●	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Index may adversely affect the level of the Index. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the Index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.
●	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the Index. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire securities included in the Index or listed or over-the-counter derivative or synthetic instruments related to the Index or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long
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Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

hedge position in any of the securities included in the Index, or derivative or synthetic instruments related to the Index or such securities, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities included in the Index. These hedging activities could potentially adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities.

●	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the Index. Our affiliates or any participating dealer or its affiliates may engage in trading in the securities included in the Index and other instruments relating to the Index or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities.
●	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession for the sale of the securities to you, this projected hedging profit will be in addition to the concession, creating a further incentive for the participating dealer to sell the securities to you.
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Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

Hypothetical Returns

The following table illustrates, for a range of hypothetical ending levels of the Index:

•	the hypothetical percentage change from the hypothetical starting level to the hypothetical ending level;
•	the hypothetical maturity payment amount payable at stated maturity per security;
•	the hypothetical total pre-tax rate of return; and
•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending level	Hypothetical percentage change from the hypothetical starting level to the hypothetical ending level	Hypothetical maturity payment amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
175.00	75.00%	$1,270.00	27.00%	8.14%
150.00	50.00%	$1,270.00	27.00%	8.14%
140.00	40.00%	$1,270.00	27.00%	8.14%
130.00	30.00%	$1,270.00	27.00%	8.14%
127.00	27.00%	$1,270.00	27.00%	8.14%
120.00	20.00%	$1,200.00	20.00%	6.18%
110.00	10.00%	$1,100.00	10.00%	3.21%
105.00	5.00%	$1,050.00	5.00%	1.63%
102.50	2.50%	$1,025.00	2.50%	0.83%
100.00(2)	0.00%	$1,000.00	0.00%	0.00%
97.50	-2.50%	$975.00	-2.50%	-0.84%
95.00	-5.00%	$950.00	-5.00%	-1.70%
90.00	-10.00%	$950.00	-5.00%	-1.70%
80.00	-20.00%	$950.00	-5.00%	-1.70%
75.00	-25.00%	$950.00	-5.00%	-1.70%
50.00	-50.00%	$950.00	-5.00%	-1.70%
25.00	-75.00%	$950.00	-5.00%	-1.70%

(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The hypothetical starting level of 100.00 has been chosen for illustrative purposes only and does not represent the actual starting level. The actual starting level is set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Index, see the historical information set forth herein.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual starting level and ending level.

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Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations, assuming hypothetical starting levels and ending levels as indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual starting level. The hypothetical starting level of 100.00 has been chosen for illustrative purposes only and does not represent the actual starting level. The actual starting level is set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Index, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. Maturity payment amount is greater than the original offering price and reflects a return that is less than the maximum return:

Hypothetical starting level: 100.00

Hypothetical ending level:  105.00

Because the hypothetical ending level is greater than the hypothetical starting level, the maturity payment amount per security would be equal to the original offering price of $1,000 plus a positive return equal to the lesser of:

(i)	$1,000	×	105.00 – 100.00	× 100%	= $50.00	; and
100.00

(ii) the maximum return of $270.00

On the stated maturity date you would receive $1,050.00 per security.

Example 2. Maturity payment amount is greater than the original offering price and reflects a return equal to the maximum return:

Hypothetical starting level: 100.00

Hypothetical ending level:  150.00

Because the hypothetical ending level is greater than the hypothetical starting level, the maturity payment amount per security would be equal to the original offering price of $1,000 plus a positive return equal to the lesser of:

(i)	$1,000	×	150.00 – 100.00	× 100%	= $500.00	; and
100.00

(ii) the maximum return of $270.00

On the stated maturity date you would receive $1,270.00 per security, which is the maximum maturity payment amount.

Example 3. Maturity payment amount is less than the original offering price:

Hypothetical starting level: 100.00

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Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

Hypothetical ending level:  97.50

Because the hypothetical ending level is less than the hypothetical starting level, you would lose a portion of the original offering price of your securities and the maturity payment amount per security would be equal to the greater of:

(i)	$1,000	-	$1,000	×	100.00 – 97.50	= $975.00	; and
100.00

(ii) the minimum payment at maturity of $950.00

On the stated maturity date you would receive $975.00 per security.

Example 4. Maturity payment amount is less than the original offering price and is equal to the minimum payment at maturity:

Hypothetical starting level: 100.00

Hypothetical ending level:  50.00

Because the hypothetical ending level is less than the hypothetical starting level, you would lose a portion of the original offering price of your securities and the maturity payment amount per security would be equal to the greater of:

(i)	$1,000	-	$1,000	×	100.00 – 50.00	= $500.00	; and
100.00

(ii) the minimum payment at maturity of $950.00

On the stated maturity date you would receive $950.00 per security, which is the minimum payment at maturity.

This example illustrates that the securities provide for the repayment of 95% of the original offering price at maturity even in scenarios in which the level of the Index declines significantly from the starting level (subject to issuer credit risk).

To the extent that the starting level and ending level differ from the values assumed above, the results indicated above would be different.

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Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series S,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying the Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying the Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for the Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Index.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the maturity payment amount you receive at stated maturity. In addition, the calculation agent will, among other things:

●	determine whether a market disruption event has occurred;
●	determine the closing level of the Index under certain circumstances;
●	determine if adjustments are required to the closing level of the Index under various circumstances; and
●	if publication of the Index is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing level of the Index.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of the Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.
(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.
(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.
(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.
(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of the Index or any successor equity index are traded or any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading

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Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying the Index or successor equity index or any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred:

(1)	the relevant percentage contribution of a security to the level of the Index or any successor equity index will be based on a comparison of (x) the portion of the level of such index attributable to that security and (y) the overall level of the Index or successor equity index, in each case immediately before the occurrence of the market disruption event;
(2)	the “close of trading” on any trading day for the Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying the Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying the Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to the Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;
(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for the Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and
(4)	an “exchange business day” means any trading day for the Index or any successor equity index on which each relevant stock exchange for the securities underlying the Index or any successor equity index and each related futures or options exchange are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing on the calculation day, then the calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day. If the calculation day has been postponed eight trading days after the originally scheduled calculation day and a market disruption event occurs or is continuing on such eighth trading day, the calculation agent will determine the closing level of the Index on such eighth trading day in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange) on such date of each security included in the Index. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange.

Adjustments to the Index

If at any time the method of calculating the Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if the Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to the Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of the Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating the Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust the Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

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Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

Discontinuance of the Index

If the sponsor or publisher of the Index (the “index sponsor”) discontinues publication of the Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity and calculate the ending level as described above. Upon any selection by the calculation agent of a successor equity index, Wells Fargo will cause notice to be given to holders of the securities.

In the event that the index sponsor discontinues publication of the Index prior to, and the discontinuance is continuing on, the calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for the Index, the successor equity index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on the calculation day the index sponsor fails to calculate and announce the level of the Index, the calculation agent will calculate a substitute closing level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the index sponsor to calculate and announce the level of, the Index may adversely affect the value of the securities.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein. The maturity payment amount will be calculated as though the date of acceleration were the calculation day.

PRS-20

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

The S&P 500® Index

The S&P 500 Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. Wells Fargo & Company is one of the companies currently included in the S&P 500 Index. See “Description of Equity Indices—The S&P Indices” in the accompanying market measure supplement for additional information about the S&P 500 Index.

In addition, information about the S&P 500 Index may be obtained from other sources including, but not limited to, the S&P 500 Index sponsor’s website (including information regarding the S&P 500 Index’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the S&P 500 Index is accurate or complete.

Historical Information

We obtained the closing levels of the S&P 500 Index in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the Index for the period from January 1, 2013 to January 31, 2019. The closing level on January 31, 2019 was 2704.10. The historical performance of the Index should not be taken as an indication of the future performance of the Index during the term of the securities.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Wells Fargo & Company (“WFC”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC. The securities are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500 Index.

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Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

●	PTCE 96-23, for specified transactions determined by in-house asset managers;
●	PTCE 95-60, for specified transactions involving insurance company general accounts;
●	PTCE 91-38, for specified transactions involving bank collective investment funds;
●	PTCE 90-1, for specified transactions involving insurance company separate accounts; and
●	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

●	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or
●	the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

PRS-22

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

Each purchaser or holder of the securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)

our interests may be adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-23

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public, and hold the security as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are an investor subject to special rules, such as:

●	a financial institution;
●	a “regulated investment company”;
●	a “real estate investment trust”;
●	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;
●	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;
●	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;
●	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or
●	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

We will not attempt to ascertain whether any of the issuers of the underlying stocks of the Index (the “underlying stocks”) is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any of the issuers of the underlying stocks were so treated, certain adverse U.S. federal income tax consequences might apply to you, if you are a non-U.S. holder (as defined below), upon the sale, exchange or other disposition of the securities. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the underlying stocks and consult your tax adviser regarding the possible consequences to you if any of the issuers of the underlying stocks is or becomes a USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, the potential application of the alternative minimum tax or the Medicare tax on net investment income or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser concerning the application of the U.S. federal income and estate tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, the securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, and the discussion herein is based on this treatment.

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;
PRS-24

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022
●	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
●	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Interest Accruals on the Securities. Pursuant to rules governing the tax treatment of contingent payment debt instruments (the “contingent debt regulations”), you will be required to accrue interest income on the securities on a constant yield basis based on a comparable yield, as described below, regardless of whether you use the cash or accrual method of accounting for U.S. federal income tax purposes. Accordingly, you generally will be required to include interest in your taxable income in each year that you hold the securities even though the securities do not provide for a payment until maturity (or earlier sale, exchange or retirement).

Under the contingent debt regulations, you must accrue an amount of ordinary interest income, as original issue discount (“OID”) for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the securities that equals the product of:

●	the adjusted issue price (as defined below) of the securities as of the beginning of the accrual period,
●	the comparable yield (as defined below) of the securities, adjusted for the length of the accrual period, and
●	a fraction, the numerator of which is the number of days during the accrual period that you held the securities and the denominator of which is the number of days in the accrual period.

The “adjusted issue price” of a security is its issue price increased by any interest income previously accrued.

As used in the contingent debt regulations, the term “comparable yield” means the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the securities, and (ii) the applicable federal rate.

We have determined that the comparable yield for the securities is a rate of 2.81% per annum, compounded semi-annually. Based on the comparable yield set forth above, the projected payment schedule for a security (assuming an issue price of $1,000) consists of a single projected amount equal to $1,087.1811 due at maturity.

The following table states the amount of OID (without taking into account any income or loss recognized in connection with the sale, exchange or retirement of the security) that will be deemed to have accrued with respect to a security for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER SECURITY)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER SECURITY) AS OF END OF ACCRUAL PERIOD
Original Issue Date through June 30, 2019	$11.32	1,011.3181
July 1, 2019 through December 31, 2019	$25.53	1,025.5271
January 1, 2020 through June 30, 2020	$39.94	1,039.9358
July 1, 2020 through December 31, 2020	$54.55	1,054.5469
January 1, 2021 through June 30, 2021	$69.36	1,069.3633
July 1, 2021 through December 31, 2021	$84.39	1,084.3879
January 1, 2022 through the Maturity Date	$87.18	1,087.1811

For U.S. federal income tax purposes, you are required under the contingent debt regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of a security, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the Internal Revenue Service (the “IRS”).

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount that we will pay on the securities.

PRS-25

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

Sale, Exchange or Retirement of Securities. You will recognize taxable gain or loss on the sale, exchange or retirement of a security equal to the difference between the amount received and your adjusted tax basis in the security. Any gain recognized will be treated as ordinary interest income and loss will be ordinary loss to the extent of previous interest inclusions and capital loss thereafter. The amount of gain or loss on a sale, exchange or retirement of a security will be equal to the difference between (a) the amount received by you and (b) your adjusted tax basis in the security.

Your adjusted tax basis in a security generally will be equal to your original purchase price for the security, increased by any interest income you previously accrued.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

●	an individual who is classified as a nonresident alien;
●	a foreign corporation; or
●	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition, (ii) a former citizen or resident of the United States or (iii) a person for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Treatment of Income and Gain on the Securities. Subject to the discussions above concerning Section 897 of the Code and below concerning Section 871(m) and FATCA, you generally should not be subject to U.S. federal income or withholding tax in respect of the securities, provided that:

●	you do not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;
●	you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;
●	you are not a bank receiving interest under Section 881(c)(3)(A) of the Code; and
●	you provide to the applicable withholding agent an appropriate IRS Form W-8 on which you certify under penalties of perjury that you are not a U.S. person.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations exempt financial instruments issued prior to January 1, 2021 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

PRS-26

Market Linked Securities—Upside Participation to a Cap and Partial Principal Return at Maturity Partial Principal at Risk Securities Linked to the S&P 500® Index due February 3, 2022

U.S. Federal Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should consider the U.S. federal estate tax implications of an investment in the securities. Absent an applicable treaty benefit, a security will be treated as U.S.-situs property subject to U.S. federal estate tax if payments on the security if received by the decedent at the time of death would have been subject to U.S. federal withholding tax (even if the IRS Form W-8 certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty). You should consult your tax adviser regarding the U.S. federal estate tax consequences of an investment in the securities in your particular situation and the availability of benefits provided by an applicable estate tax treaty, if any.

Backup Withholding and Information Reporting

Information returns generally will be filed with the IRS with respect to amounts treated as interest on the securities and may be filed with the IRS in connection with the payment of proceeds from a sale, exchange or other disposition of the securities. If you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, you may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Withholding under these rules (if applicable) applies to any payment on the securities of amounts treated as interest or as “dividend equivalents.” While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of financial instruments such as the securities, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

PRS-27